UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2003

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	000-04829	59-1212264

State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

5800 Park of Commerce Boulevard N.W., Boca Raton, FL 33487
(Address of principal executive offices) (Zip code)

(561) 989-5800
(Registrant’s telephone number, including area code)

Nabi Biopharmaceuticals

Item 12. Results of Operations and Financial Condition

On October 22, 2003, Nabi Biopharmaceuticals (“The Company”) issued a press release announcing its financial results for the three and nine months ended September 27, 2003. A copy of the press release is furnished as Exhibit 99 to this report.

The press release includes disclosure of earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure. Pursuant to Regulation G, the Company has provided a presentation of net income, the most directly comparable GAAP financial measure, and a reconciliation of the differences between EBITDA and net income. The Company’s management believes that presentation of EBITDA provides useful information to investors regarding the Company’s financial condition and results of operations because it is a measure of sustainable operating cash flow used by many investors to assess the Company’s profitability from current operations. In particular, EBITDA is important in addressing the Company’s financial ability to support its research and development efforts. However, this measure should be considered in addition to, not as a substitute for, or superior to, net income, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabi Biopharmaceuticals

Date: October 22, 2003	By: /s/ Mark L. Smith

Mark L. Smith Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer and Treasurer

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